As filed with the Securities and Exchange Commission on December 19, 2014

Registration Statement No. 333-198955

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVRAZ NORTH AMERICA PLC

(Exact name of registrant as specified in its charter)

England and Wales	3312	98-1086136
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20-22 Bedford Row

London WC1R 4JS

United Kingdom

Telephone: +1 312 533 3555

Facsimile: +1 312 533 3611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

James A. McDonald Skadden, Arps, Slate, Meagher and Flom (UK) LLP 40 Bank Street London E14 5DS United Kingdom Telephone: +44 20 7519 7000 Facsimile: +44 20 7519 7070	Michael J. Zeidel Skadden, Arps, Slate, Meagher and Flom LLP 4 Times Square New York, New York 10036 United States of America Telephone: +1 212 735 3000 Facsimile: +1 212 735 2000	Marc D. Jaffe Senet S. Bischoff Latham & Watkins LLP 885 Third Avenue New York, New York 10022 United States of America Telephone: +1 212 906 1200 Facsimile: +1 212 751 4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, nominal value $0.01 per share	$100,000,000	$12,880

(1)	Includes additional ordinary shares that may be sold upon exercise of a purchase option to be granted to the underwriters.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed for the purpose of filing Exhibits 3.1, 4.2, 5.1, 10.1 through 10.7 and 99.1 herewith. In addition, this Amendment No. 3 reflects the re-registration of EVRAZ NORTH AMERICA LIMITED as a public limited company under the laws of England and Wales under the name EVRAZ NORTH AMERICA PLC. The re-registration was effected on December 5, 2014 and the prospect of this re-registration was disclosed in prior F-1 filings. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or any Item of Part II of the Registration Statement (not included herein) other than the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 19, 2014.

EVRAZ NORTH AMERICA PLC

By:	/s/ Conrad Winkler
Name:	Conrad Winkler
Title:	Director, President & Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenda Minor and Conrad Winkler, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated December 19, 2014	By:	/s/ Conrad Winkler
	Name:	Conrad Winkler
	Title:	Director, President & Chief Executive Officer

Dated December 19, 2014	By:	/s/ Glenda Minor
	Name:	Glenda Minor
	Title:	Director, Senior Vice President & Chief Financial Officer

Authorized representative in the United States of America

EVRAZ INC. NA

Dated December 19, 2014	By:	/s/ Conrad Winkler
	Name:	Conrad Winkler
	Title:	Director, President, CEO

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Articles of Association

4.1†	Form of Registration Rights Agreement

4.2	Indenture dated as of November 7, 2014 among EVRAZ Inc. NA Canada, EVRAZ NORTH AMERICA LIMITED, the other Guarantors party thereto, The Bank of New York Mellon, as trustee and co-collateral agent and BNY Trust Company of Canada as co-collateral agent.

5.1	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP

10.1	Credit Agreement, dated as of December 23, 2011, by and among EVRAZ Inc. NA, EVRAZ Inc. NA Canada, Canadian National Steel Corporation, EVRAZ Claymont Steel, Inc., Colorado and Wyoming Railway Company, CF&I Steel, L.P., Camrose Pipe Corporation, OSM Distribution, Inc., Oregon Steel Mills Processing Inc. and New CF&I, Inc., as the Borrowers, and General Electric Capital Corporation, Bank of America, N.A., UBS Securities LLC, and the other financial institutions party hereto, as lenders

10.2	First Amendment to Credit Agreement, by and among EVRAZ Inc. NA, the other Borrowers and Credit Partners signatory hereto, General Electric Capital Corporation, for itself as Lender, and as Agent for Lenders, and the other Lenders signatory hereto, dated December 21, 2012

10.3	Second Amendment to Credit Agreement, by and among EVRAZ Inc. NA, the other Borrowers and Credit Parties signatory hereto, General Electric Capital Corporation, for itself as a Lender, and as Agent for Lenders, and the other Lenders signatory hereto, dated as of November 7, 2014

10.4	Loan Contract No. KGOK—EICA-03, dated October 13, 2014, between EVRAZ Inc. NA Canada and JSC EVRAZ Kachkanarsky Ore Mining and Processing Plant

10.5	Addendum No. 1, dated November 5, 2014, to Loan Contract No. KGOK/EICA-03, dated October 13, 2014, between EVRAZ Inc. NA Canada and JSC EVRAZ Kachkanarsky Ore Mining and Processing Plant

10.6	Offtake Contract between East Metals AG and Evraz Inc., NA, dated August 21, 2014

10.7	Offtake Contract between East Metals AG and Evraz Trade NA LLC, dated August 21, 2014

21.1†	Subsidiaries of the Registrant

23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page in Part II of this registration statement)

99.1	EVRAZ NORTH AMERICA PLC waiver representations

*	To be filed by amendment.
†	Previously filed

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